Mueller Industries, Inc. Reports Second Quarter 2019 Earnings

COLLIERVILLE, Tenn., July 23, 2019 -- Mueller Industries, Inc. (NYSE: MLI) announced today second quarter operating income of $51.5 million, compared with $51.9 million in the same quarter of 2018.
Net income was $28.0 million, or 50 cents per diluted share, on $666.4 million in net sales, compared with net income of $33.2 million, or 58 cents per diluted share, on $662.8 million in net sales for the same quarter of 2018.

Financial and Operating Highlights:

•
We recorded a $5.3 million loss on our investment in Tecumseh Products Co. in the second quarter of 2019, which narrowed significantly from the first quarter of 2019. On an as adjusted basis, excluding the loss, diluted earnings per share would have been 58 cents in the second quarter.

•
Consolidated net sales, as well as earnings in our FIFO businesses, were negatively impacted by the decline in copper during the quarter. Copper declined 22 cents per pound during the quarter and was, on average, 10 percent lower in the second quarter of 2019 compared with the second quarter of 2018.

•	Weaker demand from certain export markets and our industrial customer base impacted shipments in both the Piping Systems and Industrial Metals segments.

•
Cash generated from operations was $88.7 million in the second quarter and debt repayments totaled $82.5 million. Quarter-end cash on hand was $91.4 million, debt to total capitalization was 44 percent, and the current ratio was 3.2 to 1.

Regarding the quarter and the outlook, Greg Christopher, Mueller CEO said, “Considering the impact of softness in our export and industrial end-markets, as well as the negative effect of copper this quarter, these are healthy results. Demand in our businesses remains steady.”
He added, “Once again, charges taken for Tecumseh reduced our net income, but Tecumseh's results for the quarter improved over our first quarter, a trend we believe will continue.”

Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics. It is headquartered in Collierville, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, the Middle East, and China. Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications. Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

*********************

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Net sales	$666,394	$662,773	$1,278,175	$1,302,833

Cost of goods sold	563,948	563,820	1,075,341	1,109,490
Depreciation and amortization	10,478	9,006	21,033	18,462
Selling, general, and administrative expense	40,446	38,428	81,099	72,485
(Gain) loss on sale of assets	—	(409)	—	3,060

Operating income	51,522	51,928	100,702	99,336

Interest expense	(7,033)	(6,073)	(13,987)	(11,982)
Other income, net	462	586	290	1,146

Income before income taxes	44,951	46,441	87,005	88,500

Income tax expense	(10,432)	(12,411)	(19,978)	(19,806)
Loss from unconsolidated affiliates, net of foreign tax	(5,843)	(148)	(21,212)	(10,468)

Consolidated net income	28,676	33,882	45,815	58,226

Net income attributable to noncontrolling interests	(690)	(700)	(2,106)	(916)

Net income attributable to Mueller Industries, Inc.	$27,986	$33,182	$43,709	$57,310

Weighted average shares for basic earnings per share	55,753	56,797	55,741	56,848
Effect of dilutive stock-based awards	561	514	543	516

Adjusted weighted average shares for diluted earnings per share	56,314	57,311	56,284	57,364

Basic earnings per share	$0.50	$0.58	$0.78	$1.01

Diluted earnings per share	$0.50	$0.58	$0.78	$1.00

Dividends per share	$0.10	$0.10	$0.20	$0.20

Summary Segment Data:

Net sales:
Piping Systems Segment	$425,865	$453,183	$802,357	$884,147
Industrial Metals Segment	147,719	175,891	298,594	353,223
Climate Segment	96,081	39,172	185,915	75,235
Elimination of intersegment sales	(3,271)	(5,473)	(8,691)	(9,772)

Net sales	$666,394	$662,773	$1,278,175	$1,302,833

Operating income:
Piping Systems Segment	$35,896	$42,019	$64,145	$74,968
Industrial Metals Segment	14,911	16,093	34,098	38,726
Climate Segment	13,035	5,347	25,421	10,894
Unallocated expenses	(12,320)	(11,531)	(22,962)	(25,252)

Operating income	$51,522	$51,928	$100,702	$99,336

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 29, 2019	December 29, 2018
ASSETS
Cash and cash equivalents	$91,440	$72,616
Accounts receivable, net	316,806	273,417
Inventories	300,391	329,795
Other current assets	25,867	26,790

Total current assets	734,504	702,618

Property, plant, and equipment, net	365,025	370,633
Operating lease right-of-use assets	28,590	—
Other assets	288,949	296,298

	$1,417,068	$1,369,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$2,891	$7,101
Accounts payable	106,055	103,754
Current portion of operating lease liabilities	4,754	—
Other current liabilities	113,054	121,946

Total current liabilities	226,754	232,801

Long-term debt	479,276	489,597
Pension and postretirement liabilities	28,099	29,055
Environmental reserves	19,904	20,009
Deferred income taxes	18,595	16,615
Noncurrent operating lease liabilities	24,491	—
Other noncurrent liabilities	15,587	18,212

Total liabilities	812,706	806,289

Total Mueller Industries, Inc. stockholders’ equity	588,271	548,356
Noncontrolling interests	16,091	14,904

Total equity	604,362	563,260

	$1,417,068	$1,369,549

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 29, 2019	June 30, 2018

Cash flows from operating activities
Consolidated net income	$45,815	$58,226
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	21,192	18,622
Stock-based compensation expense	4,302	3,906
Loss from unconsolidated affiliates	21,212	10,468
(Gain) loss on disposals of properties	(37)	2,646
Deferred income tax benefit	(67)	(1,260)
Changes in assets and liabilities, net of effects of business acquired:
Receivables	(42,145)	(90,345)
Inventories	30,080	33,357
Other assets	(4,617)	12,405
Current liabilities	(9,735)	(11,566)
Other liabilities	(1,485)	(1,361)
Other, net	(532)	1,121

Net cash provided by operating activities	63,983	36,219

Cash flows from investing activities
Capital expenditures	(13,034)	(10,882)
Acquisition of business, net of cash acquired	3,465	(12,467)
Investments in unconsolidated affiliates	(10,500)	(609)
Proceeds from sales of properties	351	11,376

Net cash used in investing activities	(19,718)	(12,582)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(11,151)	(11,360)
Repurchase of common stock	(1,763)	(6,575)
Issuance of long-term debt	100,638	193,247
Repayments of long-term debt	(110,914)	(37,107)
Repayment of debt by consolidated joint ventures, net	(4,132)	(3,100)
Net cash (used) received to settle stock-based awards	(127)	103
Dividends paid to noncontrolling interests	—	(592)

Net cash (used in) provided by financing activities	(27,449)	134,616

Effect of exchange rate changes on cash	118	(368)

Increase in cash, cash equivalents, and restricted cash	16,934	157,885
Cash, cash equivalents, and restricted cash at the beginning of the period	77,138	126,563

Cash, cash equivalents, and restricted cash at the end of the period	$94,072	$284,448

MUELLER INDUSTRIES, INC.
Reconciliation of Net Income as Reported to Non-GAAP Financial Measures Without Loss (Gain) from the Unconsolidated Affiliate Tecumseh Products
(Unaudited)

Earnings attributable to normal operations without the loss (gain) from Tecumseh Products (Tecumseh) is a measurement not derived in accordance with generally accepted accounting principles (GAAP). Excluding the loss (gain) is useful as it measures the operating results that are the outcome of daily operating decisions made in the normal course of business. Reconciliation of earnings attributable to normal operations without the loss (gain) from Tecumseh to net income as reported is as follows:

(In thousands, except per share data)	For the Quarter Ended June 29, 2019
	As Reported (GAAP)	Loss from Tecumseh	As Adjusted (Non-GAAP)

Income before income taxes	$44,951	$—	$44,951

Income tax expense	(10,432)	(377)	(10,809)
Loss from unconsolidated affiliates, net of foreign tax	(5,843)	5,256	(587)

Consolidated net income	28,676	4,879	33,555

Net income attributable to noncontrolling interests	(690)	—	(690)

Net income attributable to Mueller Industries, Inc.	$27,986	$4,879	$32,865

Diluted earnings per share	$0.50		$0.58

(In thousands, except per share data)	For the Quarter Ended June 30, 2018
	As Reported (GAAP)	Gain from Tecumseh	As Adjusted (Non-GAAP)

Income before income taxes	$46,441	$—	$46,441

Income tax expense	(12,411)	231	(12,180)
Loss from unconsolidated affiliates, net of foreign tax	(148)	(235)	(383)

Consolidated net income	33,882	(4)	33,878

Net income attributable to noncontrolling interests	(700)	—	(700)

Net income attributable to Mueller Industries, Inc.	$33,182	$(4)	$33,178

Diluted earnings per share	$0.58		$0.58